KPMG
303 Peachtree Street, N.E.
Suite 2000
Atlanta, Georgia 30308

The Board of Directors
RARE Hospitality International, Inc.

We consent to the use of our report incorporated herein by reference. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP

Atlanta, Georgia
August 5, 2002